Exhibit 10.32

Credit Line Agreement

No.: Wu Zhong Yin Shou Zi No. 0761002

Party A: Multi-Fineline Electronix (Suzhou No.2) Co., Ltd.

Business license No.: 011598

Legal representative: Phil Harding

Phone: 65130088

Party B: Bank of China Co., Ltd. Suzhou Wuzhong Sub-office

Person in charge: Liu Li

Phone: 65272848

To develop a friendly and mutually beneficial and cooperative relationship, upon consensus, Party A and Party B have hereby reached the following agreement on the principles of voluntariness, equality, mutual benefit and good faith.

Article 1 Scope of Business

Party B hereby provides a lines of credit to Party A and, subject to satisfaction of the prerequisites covenanted in this Agreement and related separate agreements, Party A may apply with Party B for revolving, swapping or one-time use in RMB short-term loans, foreign currency short-term loans and settlement financing business (collectively referred to as “single-transaction credit-granting business”). As used in this Agreement, the settlement financing business shall refer to the opening letters of credit, import bill purchases, delivery guarantees, packing loans, export bill purchases, acceptance of draft discount under usance letters of credit and the opening of letters of guarantee / standby letters of credit.

Article 2 Types and Amounts of Lines of Credit

Party B hereby agrees to provide Party A with the following lines of credit, equivalent in value to a total of 100 million Yuan RMB;

The lines of credit that Party B agrees to provide to Party A include:

1. A short-term credit in local and foreign currencies in the amount of 80 million Yuan RMB;

2. Credit for issuing customs letters of guarantee in the amount of 20 million Yuan;

As of the date of execution of this Agreement, the balance of the credit that Party A has incurred with Party B shall be deemed as credit incurred this Agreement and shall be part of the lines of credit granted by Party B for Party A under this Agreement.

Article 3 Use of Lines of Credit

During the term of use of the lines of credit covenanted in Article 5 of this Agreement, Party A may use appropriate lines on a revolving basis subject to the condition that it shall not exceed the range of lines granted by the single-transaction credit-granting business covenanted in the preceding clause:

In the event that Party A needs to swap the line of single-transaction credit-granting business covenanted in Article 1, it shall submit a written application to Party B, and Party B shall decide whether to make the swap and the specific methods for the swap.

Article 4 Agreements Required to Be Executed for the Use of Lines of Credit

When Party A applies for use of lines of credit with Party B under this Agreement, it shall sign the following agreements with Party B (collectively referred to as “separate agreements”), including:

1. For short-term RMB loans, a “RMB Loan Contract (Short-Term)” shall be signed with Party B;

2. For short-term foreign currency loans, a “Foreign Currency Loan Contract” shall be signed with Party B; and

3. For settlement financing business, it shall choose, together with Party B, applicable or execute the following relevant attachments or applications:

A. The following applicable attachments that have been subject to consultations, amendments and consent of the parties shall constitute separate agreements and shall be an integral part of this Agreement:

In the following attachments, boxes “☐” with a check mark “✓” shall indicate “applicable,” and boxes with an “x” mark in them shall indicate “not applicable.” The parties shall not be required to affix their signatures and seals separately on appropriate attachments for applicable attachments, and neither party shall raise any objections to the validity of legal documents comprising such attachments that are binding on both parties.

☐ Attachments: Used for the business of issuing letters of guarantee / standby letters of credit.

B. The following applications shall be submitted when Party A applies to Party B for specific transactions of settlement financing business. Upon consultations and completion by the parties and affixation thereto by Party B of its corporate or special business seals, they shall constitute separate agreements as well as an integral part of this Agreement:

(1) Application for issuing a letter of guarantee.

(2) Application for amending a letter of guarantee.

Any other written agreements executed by the parties during single-transaction credit-granting business as well as loan certificates, applications, letters for withdrawals of funds and supporting vouchers, etc., that are submitted by Party A to Party B or whose validity has been confirmed by Party B.

The separate agreements shall constitute an integral part of this Agreement. The parties shall determine their rights and obligations, especially the balance of the debt claims of Party B to Party A, in accordance with the separate agreements and this Agreement. In the event of any inconsistency of contents between the separate agreements and this Agreement, the separate agreements shall control.

Article 5 Term of Use of Lines of Credit

Term of use of the lines of credit under this Agreement shall be from the effective agreement date covenanted in Article 16 to January 24, 2008.

The term of use of the lines of credit cannot be automatically extended.

Prior to the expiration of the term of use of the lines of credit, upon an application by Party A to Party B and upon its receipt of consent from Party B and finalization of guarantee matters, an extension shall be granted in writing. The written extension agreement shall covenant the new term of use of the lines of credit.

Upon the expiration of the term of use of the lines of credit, based on the single-transaction credit-granting business actually incurred, Party A and Party B shall continue to perform this Agreement and relevant separate agreements in accordance with their covenants. The debt claims and debts incurred shall not be affected.

Article 6 Prerequisites for Use of Lines of Credit

Party A’s application for the use of the lines of credit under this Agreement shall satisfy the following conditions:

1. Prior to the expiration of the term of use of the lines of credit covenanted in Article 5 of this Agreement, it shall submit an application for the appropriate single-transaction credit-granting business to Party B;

2. Leave in advance with Party B corporate documents, notes, seals, list of relevant persons and sample signatures related to this Agreement and the separate agreements and properly complete relevant supporting vouchers;

3. Open the accounts required by Party B that are necessary for the completion of single-transaction credit-granting business;

4. Properly complete the legal and administrative examination and approval procedures required for consummation of the single-transaction credit-granting business and submit copies of examination and approval documents or photocopies consistent with original copies as required by Party B; in accordance with the provisions of state laws and regulations, when the relevant procedures must be completed by Party B, Party A hereby agrees to give all support;

5. Satisfy other prerequisites or withdrawal prerequisites for consummation of business as covenanted in the separate agreements;

6. Bonds have been posted or the guarantee agreements whose execution is required by Party B have taken effect;

7. Party A hereby agrees to make the statements and promises covenanted in Article 9 of this Agreement; and

8. Other conditions that Party B believes should be satisfied by Party A.

Article 7 Party B’s Obligations

Party B shall have the following obligations:

1. Promptly handle applications by Party A for single-transaction credit-granting business in accordance with the covenants in the separate agreements;

2. Provide civilized services when handling applications by Party A for single-transaction credit-granting business;

3. Give serious consideration to the oversight, challenges and criticism given by Party A and properly handle same.

Article 8 Party A ‘s Obligations

Party A shall have the following obligations:

1. Promptly pay to Party B fees that should be borne by Party A during the use of the lines of credit in accordance with the covenants of this Agreement and the separate agreements. For fee calculation methods, the regulations of Party B shall be implemented;

2. Promptly pay to Party B provisional funds for payments in accordance with the covenants of this Agreement and the separate agreements;

3. Promptly repay Party A’s debt to Party B, including but not limited to the principal, interest, penalty interest, relevant fees and loss from differences in the exchange rate resulting from Party A’s breach of contract, in accordance with the covenants of this Agreement and the separate agreements; and

4. Use the proceeds obtained for the purpose covenanted in this Agreement and the separate agreements.

Article 9 Statements and Promises

Party A hereby states as follows:

1. Party A is a corporate person set up and existing in accordance with law and has completed and will promptly complete the procedures for industry and commerce registration. It has all the necessary rights to and can perform in its own name the obligations under this Agreement and the separate agreements;

2. The execution and performance of this Agreement and the separate agreements is an expression of the true intention of Party A. Legitimate and valid corporate authorization has been obtained in accordance with the requirements of the articles of association of the enterprise or other internal management documents, and no agreement, contract and other legal documents that are binding on Party A shall be violated;

3. All the documents, financial statements, supporting vouchers and other information provided by Party A to Party B under this Agreement and the separate agreements are true, complete, accurate and valid;

4. The transactions for which Party A applies for consummation with Party B have a true and legitimate background and are not used for illegal purposes such as money laundering. The provision by Party A of any document to Party B at Party B’s request shall not be interpreted as any obligation and responsibility on the part of Party B to examine the veracity and legitimacy of the transaction engaged in by Party A; and

5. Party A has not concealed from Party B any event that possibly affects the financial status and contract performance capabilities of Party A and its guarantors.

Party A hereby makes the following promises:

1. Periodically submit its financial statements and other relevant information to Party B (including but not limited to annual statements, quarterly statements and monthly statements);

2. Accept and support examinations and oversight by Party B of its use of the lines of credit as well as relevant production, operational and financial activities.

3. In the event that Party A has executed or will execute a counter guarantee agreement or any similar agreement with the guarantor of this Agreement regarding its guarantee obligations, such an agreement shall not compromise any right of Party B under this Agreement;

4. Upon the occurrence of any circumstance that may affect the financial status and contract performance capabilities of Party A or its guarantor, including but not limited to any reduction in their registered capital, any major asset or stock ownership transfer, the undertaking of any major debt or the encumbrance of any major debt on collaterals, dissolution, revocation and (being subject to) any bankruptcy application, etc., Party A shall notify Party B in the fastest manner without hesitation;

5. In the event that Party A changes its operating methods by any form of partitioning, consolidation, joint operations, joint ventures and cooperation with a foreign investor, contractual operations, restructuring, reorganizations or planning to go public on a stock exchange, etc., prior written consent of Party B shall be obtained; and

6. Regarding any matters not covenanted in this Agreement, Party A hereby agrees to handle them in accordance with international practices and applicable requirements of Party B.

Article 10 Adjustment or Revocation of the Lines of Credit

During the term of use of the lines of credit, upon the occurrence of any of the following circumstances, Party B shall have the right to adjust or revoke the lines of credit granted to Party A at any time:

1. The occurrence of any default event covenanted in Article 11 of this Agreement;

2. Party B believes that major negative news has occurred in the market or industry involved; and

3. Party B believes that the state, any foreign government or international organization has promulgated a type of restrictive policy or may cause any major adverse impact on the industry and trade involved in this Agreement.

Article 11 Default Event

Any one of the following events shall constitute a default by Party A under this Agreement:

1. Failure to perform its payment and repayment obligations to Party B in accordance with the covenants of this Agreement and the separate agreements;

2. Failure to pay the provisional payment fund to Party B in accordance with the covenants of this Agreement and the separate agreements;

3. Failure to use the proceeds obtained in accordance with the covenants of this Agreement and the separate agreements;

4. The statements made by Party A in this Agreement are untrue or it violates the promises made thereby in this Agreement;

5. Violation of other covenants with respect to the rights and obligations of the parties in this Agreement and the separate agreements; and

6. The occurrence of any default event on the part of Party A under another contract with Party B;

Upon the occurrence of any default event specified in clause 1 of this Article, Party B shall have the right to separately or concurrently take the following measures:

1. Immediately declare that the principal and interest on any outstanding loan / financing and other amounts payable under the separate agreements are all due without issuing any prior notice to Party A;

2. Directly deduct from Party A’s accounts with Party B and other institutions of the Bank of China the principal, interest, penalty interest and loss from differences in foreign currency exchange rates repayable by Party A, without issuing any notice to Party A first; any amount not yet mature in such accounts shall be deemed to be mature by acceleration. In the event that the currency of any such account is different from the business accounting currency of Party B, it shall be calculated in accordance with the foreign currency exchange rate determined by Party B for the day the deduction is made;

3. Dispose of the collateral properties and use the proceeds for repayment first or to make recoveries from the guarantor; and

4. Any other measures that Party B deems necessary and possible.

Article 12 Other Covenants

Without the written consent of Party B, Party A shall not assign any right and obligation under this Agreement to any third party.

In the event that Party B must authorize any other branch and sub-offices of the Bank of China (including branch banks and the sub-offices within their jurisdictions) to perform the rights and obligations under this Agreement, Party A shall indicate its acceptance of same. Other branch and sub-offices of the Bank of China authorized by Party B shall have the right to exercise all of Party B’s rights under this Agreement and shall have the right to file a lawsuit with any court or submit any dispute under this Agreement to an arbitration agency for a ruling. Party A hereby waives any objection to the standing of any other branch and sub-offices of the Bank of China as a subject for the relevant litigation or arbitration proceedings.

Without affecting other covenants of this Agreement, this Agreement shall be legally binding on the parties as well as on the successors and assigns respectively generated thereby in accordance with law.

Article 13 Reservation of Rights

No failure or by Party B to exercise some of the rights under this Agreement or to request the performance by Party A of some of the obligations shall constitute any waiver or exemption by Party B of such rights or obligations, nor shall such a failure constitute any waiver by Party B of any other rights in this Agreement or any exemption of Party A from any other obligation.

No grace, extension or delay in the exercise of any right under his Agreement by Party B with respect to Party A shall affect any right to which Party B is entitled under this Agreement as well as laws and regulations, nor shall they be deemed as any waiver by Party B of the aforementioned rights.

Article 14 Change, Dissolution and Interpretation of Contract

Unless otherwise provided in this Agreement, this Agreement may be amended, supplemented or dissolved by written consent between the parties. Any amendment and supplement to this Agreement shall constitute an integral part of this Agreement.

The invalidation of any clause of this Agreement shall not affect the validity of the remaining clauses.

The headings and business names in this Agreement and the separate agreements shall be used for the convenience of making specific references only and shall not be used in the interpretation of the relationship of rights and obligations between the parties.

Article 15 Dispute Resolution

This Agreement shall be governed by laws of the People’s Republic of China.

All disputes and controversies arising from the performance of this Agreement or relating to this Agreement may be resolved through consultations between the parties. Upon failure of such consultations, either party may resolve same by filing a lawsuit with a People’s Court with competent jurisdiction.

Article 16 Effectiveness of Agreement

This Agreement shall take effect upon the date of affixation thereto of the signatures and seals of the legal representatives or authorized signatories of the parties and the affixation thereto of the corporate seals of the parties, whichever is later.

This Agreement shall be in triplicate copies, with one copy for Party A and two copies for Party B. Each of the copies shall have equal validity.

Article 17 Special Reminders

Party A and Party B have conducted adequate consultations with respect to all clauses of this Agreement, including the separate agreements.

Party B has brought the special attention of Party A to all clauses with respect to the rights and obligations of the parties and to have a comprehensive and accurate understanding thereof. Party B has provided an appropriate explanation of the aforementioned clauses at the request of Party A.

Party A:	/s/ Philip A. Harding	Party B:	Bank of China Branch

Legal representative or authorized signatory:		Authorized signatory:

January 25, 2007	[Multi-Fineline Electronix (Suzhou No. 2) Co., Ltd. seal]		[bank seal]

Location: Bank of China Wuzhong Sub-office			/s/ Liu Li

Attachment: To Be Used for the Business of Issuing Letters of Guarantee

This attachment hereby constitutes part of Wu Zhong Yin Shou Zi No. 0761002 “Credit Line Agreement” (hereinafter referred to as “The Agreement” executed between Multi-Fineline Electronix (Suzhou No. 2) Co., Ltd. (hereinafter referred to as “Party A”) and Bank of China Co., Ltd. Suzhou Wuzhong Sub-office (hereinafter referred to as “Party B”) dated January 25, 2007.

1. In the event that contents of the covenants in this attachment conflict with the Agreement, the covenants in this attachment shall control.

2. An application by Party A to Party B for issuing a letter of guarantee shall satisfy the prerequisites covenanted to in Article 6 of the Agreement.

3. The issuing of and amendment to any letter of guarantee:

(1) In the event that Party B accepts Party A’s application for issuing a letter of guarantee, it shall issue a letter of guarantee in accordance with the agreement between the parties.

(2) For detailed contents of any letter of guarantee issued by Party B at the request of Party A, reference shall be made to the application for issuing letter of guarantee submitted by Party A to Party B, and the final contents shall be subject to the letter of guarantee issued by Party B.

(3) In the event that Party A needs to amend the letter of guarantee, it shall submit an application for amendment to a letter of guarantee to Party B. In the event that any amendment to a letter of guarantee involves the amount, currency, interest rate and term, etc., and that Party B believes that the obligation of itself as a guarantor is increased, Party B shall have the right to request that Party A increase its bond, otherwise, Party B shall have the right to refuse the application by Party A for such an amendment.

(4) No amendment to a letter of guarantee shall change any other rights and obligations of Party A in the Agreement and this attachment.

4. Party A shall pay a provisional fund in accordance with the covenant of Article 2 of the application for issuing a letter of guarantee.

5. Party A agrees that during the term of a letter of guarantee, upon the occurrence of any claim under the letter of guarantee, in the event that Party B finds that the claims documents of the beneficiary are consistent with the covenants in the letter of guarantee, Party B shall have the right to make an appropriate deduction from the provisional fund paid by Party A to perform the payment obligation to an outside party. In the event that due to a lack of the provisional funds of Party A, Party B advances the funds claimed by an outside party, once the funds claimed are paid, such funds shall constitute Party A ‘s debt to Party B and the Agreement under this attachment. The interest rate for such an advance shall be calculated at the interest rate charged by Party B for overdue loans.

6. Except for contents covenanted in Article 9 of the Agreement, to perform the business described in this attachment, Party A hereby makes the following additional promises to Party B:

(1) In the event that another bank is authorized to re-issue a letter of guarantee, Party A hereby agrees to undertake all risks and liabilities on the part of Party B to the re-issuing bank under the letter of guarantee;

(2) In the event of any event, such as implementation, amendment, change and termination, etc., that affects the guarantee responsibilities of Party B, Party A shall immediately notify Party B;

(3) Party A shall support Party B in completing the relevant approval procedures for performance of the guarantee to an outside party;

(4) Any risk for any loss, delay, errors and omissions, damage and destruction during the mail delivery, telecommunications transmission or other transmission process of any business correspondence, and vouchers under the letter of guarantee and any risk resulting from Party B’s use of any third-party service shall be borne by Party A; and

(5) In the event that the letter of guarantee has no clear expiration date, is governed by foreign laws or practices and has no clear amount of guarantee, etc., Party A hereby agrees to indemnify Party B for all risks, liabilities and losses resulting therefrom.

[Multi-Fineline
Electronix (Suzhou No. 2)
Co., Ltd. seal]

7. Except for the circumstances covenanted in Article 11 of the Agreement, any failure by Party A to comply with the promises in Article 6 of this attachment shall also be deemed to be a breach event of Party A under the Agreement and this attachment. Party B shall have the right to exercise the rights covenanted in Article 12 of the Agreement.

[Multi-Fineline Electronix
(Suzhou No. 2) Co., Ltd.	[bank seal]
seal]	/s/ Liu Li